                                                                    EXHIBIT 4.29

                                                                  EXECUTION COPY
                               SEVENTH AMENDMENT
     SEVENTH AMENDMENT dated as of October 7, 1994 (this "Amendment"), among FLAGSTAR CORPORATION, a Delaware corporation formerly known as TW Services, Inc. ("Flagstar"), TWS FUNDING, INC., a Delaware corporation ("Funding"), and each financial institution executing this Amendment as a "Lender" (each, a "Lender").
                            PRELIMINARY STATEMENTS:
     1. Flagstar, Funding, the Lenders and the Co-Agents and Managing Agent referred to therein have entered into an Amended and Restated Credit Agreement dated as of October 26, 1992 (as amended to date, the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).
     2. The Borrowers have requested that the Credit Agreement be amended, among other things, to amend the ratio of Total Debt to EBITDA.
     3. The Lenders have expressed their willingness to grant the Borrowers' request as set forth above on the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
     SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:
          (a) Section 1.01 is amended by adding thereto, in proper alphabetical sequence, the following defined term:
             "ADJUSTED CASH CAPITAL EXPENDITURES" means, for any period, Cash Capital Expenditures less, for each of the fiscal quarters set forth below, the amount set opposite such fiscal quarter:

          FISCAL QUARTER ENDED                                      AMOUNT
          December 31, 1994...................................   $ 75,000,000
          March 31, 1995......................................    105,000,000
          June 30, 1995.......................................    125,000,000
          September 30, 1995..................................    125,000,000
          December 31, 1995...................................    110,000,000
          March 31, 1996......................................     65,000,000

          (b) Section 2.01(g) is amended in full to read as follows:
             (g) Clean-up. Notwithstanding the provisions of Sections 2.01(d) and 2.10(e), no Borrowings may be made under Section 2.01(d) or 2.01(e) unless there shall have been, during the 13 months immediately preceding the proposed date thereof, a period of at least 30 consecutive days during which the aggregate principal amount of Working Capital Advances and Swing Line Advances outstanding (other than Working Capital Advances resulting from drawings under Letters of Credit pursuant to Section 2.13(c) that are repaid or prepaid within three Business Days) did not exceed $0.

          (c) Section 5.02(n) is amended by deleting the comma at the end of clause (i)(E) thereof, substituting the word "and" therefor, deleting the word "and" at the end of clause (i)(F) thereof and deleting therefrom the following:

             (G) prepayments, redemptions, purchases, defeasances or other satisfactions of Funded Debt, in an aggregate principal amount not to exceed the result of (I) $175,000,000 minus (II) the excess of $300,000,000 over the amount of the Working Capital Facility on the day after the consummation of the sale of IM Vending, Inc. and its Subsidiaries, provided that, both before and after giving effect to any transaction permitted by this clause (G), (aa) the Borrowers shall have an aggregate of (i) Cash Equivalents and the balance of cash in the Funding Cash Concentration Account and (ii) an amount equal to the excess of the amount of the Working Capital

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        Facility over the sum of (x) the aggregate principal amount of the
        Working Capital Advances plus (y) the Working Capital Reserve Amount of not less than $100,000,000 and (bb) no Default shall have occurred and be continuing.
          (d) Section 5.04(a) is amended in full to read as follows:
             (a) Total Debt to EBITDA. Permit the ratio of (i) Adjusted Total Debt outstanding on the last day of any fiscal quarter to (ii) EBITDA of Flagstar and its Subsidiaries on a Consolidated basis for the Rolling Period then ended to be more than the amount for such Rolling Period set forth below:

          ROLLING PERIODS ENDING                                       RATIO
          On or after March 31, 1994 and on or prior to December
          31, 1994................................................   5.70:1.00
          On or after March 31, 1995..............................   5.90:1.00

          (e) Section 5.04(c) is amended by adding the word "Adjusted" immediately before the phrase "Cash Capital Expenditures".
          (f) Section 5.04(d) is amended by deleting the amounts set opposite the Fiscal Years Ending In December 1994 and December 1995 and substituting therefor the amounts set opposite such periods as set forth below:

     FISCAL YEAR ENDING IN                                          AMOUNT
     December 1994............................................   $200,000,000
     December 1995............................................   $175,000,000

     SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when (a) Flagstar shall have paid to the Managing Agent, in accordance with Section 2.10 of the Credit Agreement and for the account of each Lender, a fee equal to 0.15% of such Lender's Working Capital Commitment, (b) the Managing Agent shall have received counterparts of this Amendment executed by Flagstar, Funding and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Managing Agent that such Lenders have executed this Amendment, (c) the Managing Agent shall have received the Consent attached hereto, signed by each Subsidiary of Flagstar and (d) the Managing Agent shall have received a certificate, dated the date of receipt thereof by the Managing Agent, in form and substance satisfactory to the Managing Agent, signed by a duly authorized officer of each Loan Party, stating that:
          (i) The representations and warranties contained in each Loan Document and in Section 3 hereof are correct on and as of the date of such certificate as though made on and as of such date, and
          (ii) No event has occurred and is continuing that constitutes a Default.
     SECTION 3. REPRESENTATIONS AND WARRANTIES. Flagstar represents and warrants as follows:

          (a) The execution, delivery and performance by each Loan Party of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time), order, writ, judgment, injunction, decree, determination or award applicable to any Loan Party,
     (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien (other than Liens created by or permitted under the Loan Documents) upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, as to (ii) and (iii) above, as would not, and would not be reasonably likely to, have a Material Adverse Effect.


          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment or the Credit Agreement, as amended hereby, or for the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain, take, give or make such authorizations, approvals, actions, notices or filings would not, and would not be reasonably likely to, have a Material Adverse Effect.

                                       2

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          (c) This Amendment and the Consent have been duly executed and delivered by each Loan Party party thereto. Assuming that (i) this Amendment is duly executed and delivered by, and is within the power and authority of, the Required Lenders and (ii) the Credit Agreement has been duly executed and delivered by, and is within the power and authority of the Managing Agent, the Co-Agents and the Lenders, this Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the Credit Agreement, "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
     (b) Except as specifically amended above, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Co-Agent or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
     SECTION 5. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
                                       3

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     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.
                                         Borrowers
                                         FLAGSTAR CORPORATION

                                         By /s/          C. BURT DUREN
                                           Title: Vice President and Treasurer

                                         TWS FUNDING, INC.

                                         By /s/          C. BURT DUREN
                                           Title: Treasurer


                                         Lenders


                                         CITIBANK, N.A.


                                         By /s/       DOUGLAS P. FLETCHER
                                           Title: Attorney-in-fact


                                         THE BANK OF NOVA SCOTIA


                                         By /s/         J. ALAN EDWARDS
                                           Title: Authorized Signatory


                                         BANKERS TRUST COMPANY


                                         By /s/          MARY JO JOLLY
                                           Title: Assistant Vice President


                                         THE CHASE MANHATTAN BANK, N.A.


                                         By /s/         MARC D. GALLIGAN
                                           Title: Vice President

                                         CHEMICAL BANK


                                         By /s/       WILLIAM P. RINDFUSS
                                           Title: Vice President


                                         THE LONG-TERM CREDIT BANK OF JAPAN,
                                         LIMITED -- NEW YORK BRANCH


                                         By /s/          SHUNKO UCHIDA
                                           Title: Vice President


                                         NATIONSBANK OF NORTH CAROLINA, N.A.


                                         By /s/         CYNTHIA A. GRIM
                                           Title: Senior Vice President


                                         GIROCREDIT BANK


                                         By /s/           SHARAD GUPTA
                                           Title: Senior Vice President


                                         By /s/           R. F. STONE
                                           Title: First Vice President


                                         THE NIPPON CREDIT BANK, LTD.


                                         By /s/        CLIFFORD ABRAMSKY
                                           Title: Vice President & Manager


                                         THE SAKURA BANK, LTD.


                                         By /s/         MASAHIRO NAKAJO
                                           Title: S.V.P. & Manager

                                         SUN LIFE INSURANCE COMPANY OF AMERICA


                                         By /s/          LYNN A. HOPTON
                                           Title: Vice President, Sun America
                                         Investments, Inc.


                                         VAN KAMPEN MERRITT PRIME RATE INCOME
                                         TRUST


                                         By /s/        JEFFREY W. MAILLET
                                           Title: Vice President & Portfolio
                                         Manager

                                    CONSENT
                          DATED AS OF OCTOBER 7, 1994.

     The undersigned, each a Guarantor under the Amended and Restated Guaranty dated as of November 16, 1992 (as amended to date, the "Guaranty") and a Grantor under the Amended and Restated Security Agreement dated as of November 16, 1992 (as amended to date, the "Security Agreement") in favor of the Managing Agent for the Lenders parties to the Credit Agreement referred to in the foregoing Seventh Amendment, hereby consents to said Seventh Amendment and hereby confirms and agrees that (i) each of the Guaranty and the Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Seventh Amendment, each reference in each of the Guaranty and the Security Agreement to the Credit Agreement, "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement as amended by said Seventh Amendment and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).

Subsidiaries
SIGNIFICANT SUBSIDIARIES
CANTEEN HOLDINGS, INC.
DENNY'S HOLDINGS, INC.
SPARTAN HOLDINGS, INC.

By /s/          JOHN A. GERSON
    President or Vice President of each
of
    the corporations listed above

CANTEEN SUBSIDIARY GROUP
CANTEEN MANAGEMENT SERVICES, INC.
IM PARKS, INC.
IM STADIUM, INC.
TW RECREATIONAL SERVICES, INC.
VOLUME SERVICES, INC. (A KANSAS CORPORATION)
VOLUME SERVICES, INC. (A DELAWARE CORPORATION)

By /s/          C. BURT DUREN
    Vice President or Treasurer of each
    of the corporations listed above

DENNY'S SUBSIDIARY GROUP
CB DEVELOPMENT #6, INC.
C-B-R DEVELOPMENT CO., INC.
DANNY'S DO NUTS #10, INC.
DENNY'S, INC.
DENNY'S MANAGEMENT, INC.
DENNY'S REALTY, INC.
DFC TRUCKING CO.
EAVES PACKING COMPANY, INC.
EL POLLO LOCO, INC.

By /s/          ROBERT L. WYNN
    President or Vice President of each
of
    the corporations listed above

DENNY'S RESTAURANTS OF IDAHO, INC.

By /s/          ROBERT L. WYNN
    Title: Assistant Treasurer

HAROLD BUTLER ENTERPRISES #362, INC.
HAROLD BUTLER ENTERPRISES #607, INC.
LA MIRADA ENTERPRISES NO. 1, INC.
LA MIRADA ENTERPRISES NO. 5, INC.
LA MIRADA ENTERPRISES NO. 6, INC.
LA MIRADA ENTERPRISES NO. 7, INC.
LA MIRADA ENTERPRISES NO. 8, INC.
LA MIRADA ENTERPRISES NO. 9, INC.
LA MIRADA ENTERPRISES NO. 14, INC.
PORTIONTROL FOODS, INC.
PROFICIENT FOOD COMPANY

By /s/          ROBERT L. WYNN
    President or Vice President of each
of
    the corporations listed above

TWS 200 CORP.
TWS 300 CORP.
TWS 500 CORP.
TWS 600 CORP.
TWS 700 CORP.
TWS 800 CORP.
WDH SERVICES, INC.
                                       8

By /s/          ROBERT L. WYNN
President or Vice President of each of
    the corporations listed above


EAVES PACKING COMPANY, INC.


By /s/        H. STEPHEN MCMANUS
    Vice President and Secretary

CB DEVELOPMENT #9, LTD.
DENNY'S OF CANADA LTD.
DENNY'S RESTAURANTS OF CANADA, LTD.

By /s/           GAYLON SMITH
    Title: Vice President

SPARTAN SUBSIDIARY GROUP
QUINCY'S REALTY, INC.
QUINCY'S RESTAURANTS, INC.
FLAGSTAR ENTERPRISES, INC.
SPARDEE'S REALTY, INC.
FLAGSTAR SYSTEMS, INC.
SPARTAN REALTY, INC.

By /s/          C. BURT DUREN
    Treasurer of each of the
    corporations listed above

SPARTAN MANAGEMENT, INC.

By /s/          C. BURT DUREN
    Title: Treasurer

ADDITIONAL GUARANTOR:
AMS HOLDINGS, INC.

By /s/          JOHN A. GERSON
    Title: President or Vice President

                                       9